UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2014

______________

Train Travel Holdings, Inc.

(Exact name of registrant as specified in its charter)

______________

Nevada	333-186282	33-1225521
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of Principal Executive Office) (Zip Code)

954-440-4678

(Registrant’s telephone number, including area code)

50244 Dennis Court, Wixom, Michigan  48393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As described in Item 1.01 “Entry into a Material Definitive Agreement” of our Form 8-K filed on October 3, 2014, on October 2, 2014, Train Travel Holdings, Inc. (“We” or “Company”) entered into an agreement with B. Allen Brown (“Brown”), TBG Holdings Corporation (“TBG”), Railmark Holdings Incorporated (“Railmark”) and others (the “Agreement”). Pursuant to the terms of the Agreement, TBG transferred to Brown its 600,000 shares of Series A convertible preferred stock held by TBG (“Preferred Stock”), which Preferred Stock has super voting and conversion rights, in consideration for 3,300,000 shares of common stock held by Brown. At the same time (i) Neal Swartz, our president, chief executive officer and a director and Tim Hart, our chief accounting officer and a director, resigned their positions as officers and directors; (ii) Brown was appointed as chief executive officer, president and director; and (iii) Hamon Fytton was appointed secretary and director and Mark Lundquist and Lou Schillinger were appointed as directors. As a result of the foregoing, Brown, by virtue of the ownership of the Preferred Stock had become the controlling shareholder.

In addition the Agreement provided for the acquisition of Railmark, a private company controlled by Brown, which has been engaged in the rail industry, including rail operations, railcar repair and track construction for more than 10 years.  Consideration for the acquisition of all of the common and preferred Railmark stock was 550,000 shares of our common stock. This transaction was subject to the delivery by Railmark of its audited financial statements for fiscal year 2013 and 2012 (“Financial Statements”). Closing was set for the earlier of (i) December 31, 2014, or (ii) the delivery of the Financial Statements. If for any reason Railmark failed to deliver the Financial Statements, the entire Agreement would be unwound and TBG will receive back the Preferred Stock and the Railmark Stock will be returned to Brown and its other shareholders.

On October 31, 2014, an unwind agreement was signed, terminating the October 2nd Agreement and the parties were returned to their positions prior to the Agreement. As such, (i) the Preferred Stock was returned to TBG, (ii) Brown resigned as chief executive officer, president and director, (iii) Mark Lundquist and Lou Schillinger resigned as directors, (iv) Swartz was appointed our president, chief executive officer and director, and (v) Tim Hart was appointed as chief accounting officer and director. Further, Hamon Fytton remained as secretary and a director and the acquisition of Railmark was terminated.

In addition the unwind agreement cancelled any prior agreements, including all financial, promissory notes and other commitments, which are now null and void. As a result the Company no longer has any interest in either The Columbia Star Dinner Train or its parent company Train Travel Inc., a Delaware corporation.

Item 5.01 Changes in Control of Registrant

As a result of the termination of the Agreement described in Item 1.02, TBG has become our controlling shareholder. It owns 600,000 shares of our Preferred Stock, which votes, together with our common stock at a ratio of 48.5 to 1. It converts into common stock at a ratio of 48.5 to 1. The principal shareholders of TBG are Hart and Swartz.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the termination and unwind of the Agreement, Brown resigned from his position as president, chief executive officer and director and Mark Lundquist and Lou Schillinger resigned as directors. The resignations of Messrs. Brown, Lundquist and Schillinger are not a result of any disagreement relating to the Company’s operations, policies or practices.

At such time, Neil Swartz was nominated to serve as director, president and chief executive officer, and Hart was nominated to serve as chief accounting officer and director of the Company.

Swartz was appointed as president, chief executive officer and director on October 31, 2014. Previously he was the president, chief executive officer and director of our company from January 23, 2014 to October 3, 2014. Swartz’s business experience includes titles as Managing Director of Sunbelt South East Florida, LLC, a Business Brokerage of Mergers and Acquisitions firm with 350 offices worldwide. Prior to those events, Swartz was chairman and CEO of a software company, which he took public on the NASDAQ Small Cap Market. Under his management, the company went from building one product to over thirty products with in-house manufacturing capabilities. Swartz is a CPA and received a BS degree from Northeastern University in accounting. He is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

Hart was appointed chief financial officer and director on October 31, 2014 and previously served as our Chief Financial Officer and member of our board of directors from January 23, 2014 until October 3, 2014. Hart has over 30 years of accounting and finance experience. Since July 2013 Hart has been the CFO and a director of Monkey Rock Group, Inc. (OTC Markets: MKRO). Mr. Hart has held the position of CFO of TBG Holdings Corporation since March 2012 and a director since September 9, 2013. Hart has been providing accounting and consulting services through R3 Accounting LLC, a private accounting firm he formed in 2008. He consulted extensively with the RailAmerica, Inc., a NYSE-listed holding company for short line and regional railroads in the U.S. which was acquired by Fortress Investment Group in 2007, during its initial public offering and assisted the company with governmental compliance. Hart’s firm also provided consulting, strategic tax planning and compliance, and acquisition audits for Patriot Rail Corp., a Boca Raton, Florida based company which is an operator of short line and regional railroad in the U.S. Mr. Hart served as Chief Financial Officer of Alternative Americas Fuels, Inc. (OTCBB: AFAI) from August 2011 until February 2012. Hart holds B.A.s in Accountancy, Economics and Business Administration from Thomas More College, and has been a certified public accountant since 1984. Mr. Hart devotes approximately 30% of his time to our business and operations.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Unwind Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 31, 2014	Train Travel Holdings, Inc.

	By:	/s/ Neil Swartz
Neil Swartz President and Chief Executive Officer